EXHIBIT 10.25

                FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

           THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made and entered into this 21st day of May, 1999, by and between TROPICAL SPORSTWEAR INT'L CORPORATION, a Florida corporation ("Tropical"),
TROPICAL SPORTSWEAR COMPANY, INC., a Delaware corporation ("TSCI"), SAVANE INTERNATIONAL CORP., a Texas corporation (formerly known as Farah Incorporated) ("Savane"), and APPAREL NETWORK CORPORATION, a Florida corporation ("Apparel") (Tropical, TSCI, Savane and Apparel collectively referred to hereinafter as "Borrowers" and individually as a "Borrower") each with its chief executive office and principal place of business at 4902 West Waters Avenue, Tampa, Florida 33634-1302; the various financial institutions listed on the signature pages hereof and their respective successors and permitted assigns which become "Lenders" as provided in the Loan Agreement (as defined below); and FLEET CAPITAL CORPORATION, a Rhode Island corporation, in its capacity as collateral and administrative agent for the Lenders (together with its successors in such capacity, "Agent") with an office at 300 Galleria Parkway, N.W., Suite 800, Atlanta, Georgia 30339.

Recitals:

           Borrowers, Agent and Lenders, are parties to a certain Loan and Security Agreement dated June 10, 1998, as amended by that certain First Amendment to Loan and Security Agreement dated July 9, 1998, that certain Second Amendment to Loan and Security Agreement dated August 27, 1998, and that certain Third Amendment to Loan and Security Agreement dated December 31, 1998 (as at any time amended, the "Loan Agreement"), pursuant to which Lenders have made certain revolving credit loans and letter of credit accommodations to Borrowers.

           Tropical desires to refinance certain debt outstanding to SouthTrust Bank, National Association with NationsBank, N.A. and to incur additional debt in connection therewith. Each of TSCI, Savane and Apparel desire to guaranty such debt to NationsBank, N.A.
Each of these transactions requires that certain amendments be made to the Loan Agreement.

           Agent and Lenders are willing to amend the Loan Agreement on the terms and conditions as hereinafter set forth.

           NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

           1. Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

           2. Amendment to Loan Agreement. The Loan Agreement is hereby amended as follows:

           (a) By adding the following new definitions in Section 1 of the Loan Agreement in proper alphabetical sequence:

                      NationsBank - NationsBank, N. A., a national bank.

                  NationsBank Loan Agreement - the Loan Agreement dated May __, 1999, between Tropical and NationsBank, pursuant to which NationsBank extended a term loan to Tropical in the original principal amount of $15,000,000.

                  NationsBank Guaranties - the Guaranty Agreements dated May __, 1999, executed by each of TSCI, Savane and Apparel in favor of NationsBank, pursuant to which each guarantees the obligations at any time owing by Tropical to NationsBank under the NationsBank Loan Documents.

                  NationsBank Loan Documents - collectively, the NationsBank Loan Agreement, the NationsBank Mortgage, the NationsBank Guaranties and any and all other documents, agreements or instruments executed in connection with any of the foregoing, including any interest rate swap agreement or other interest rate protection agreement between any Borrower and NationsBank or any affiliate of NationsBank required under the terms of the NationsBank Loan Documents.

                  NationsBank Mortgage - the Modification of Real Estate Mortgage dated May ____, 1999, between Tropical and NationsBank, pursuant to which Tropical has conveyed to NationsBank a Lien upon certain real Property and the improvements thereon owned by Tropical and located at 4924 West Waters Avenue and 4902 West Waters Avenue, Tampa, Hillsborough County, Florida.

           (b) By deleting the definition of "Obligations" in Section 1 of the Loan Agreement and by substituting the following new definition in lieu thereof:

                  Obligations - all debts, liabilities, obligations, covenants and duties now or at any time or times hereafter owing by any Borrower to Agent or any Lender, whether arising pursuant to this Agreement or any of the other Loan Documents and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, including all of the Loans and all interest payable in connection therewith, all LC Outstandings and all other sums chargeable to or payable by any Borrower under any of the Loan Documents or Applicable Law but specifically excluding (i) any amounts owing by any Borrower to NationsBanc under its Factoring Agreement and
         (ii) any amounts owing by any Borrower under the NationsBank Loan Documents.

           (c) By adding the following new Section 10.2.3(xi) to the Loan Agreement immediately following Section 10.2.3(x) thereof:
                           (xi) Debt outstanding to NationsBank under the NationsBank Loan Documents (including contingent obligations outstanding under the NationsBank Guaranties), together with any extension, renewals or refinancings of such Debt provided that the principal amount of such Debt is not increased.

           (d) By adding the following new Section 10.2.5(xiv) to the Loan Agreement immediately following Section 10.2.5(xiii) thereof:

                           (xiv) Lien in favor of NationsBank in certain real Property and improvements thereon owned by Tropical and located at 4924 West Waters Avenue and 4902 West Waters Avenue, Tampa, Hillsborough County, Florida.

           (e) By deleting Section 12.1.18 of the Loan Agreement in its entirety and by substituting the following Section 12.1.18 in lieu thereof:

                           12.1.18. NationsBank Loan Documents. A default or event of default shall occur under, or any Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in any of the NationsBank Loan Documents and such default shall continue beyond any applicable grace period.

           3. Acknowledgments and Stipulations. Each Borrower acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by each Borrower); the security interests and liens granted by each Borrower in favor of Agent are duly perfected, first priority security interests and liens; and the unpaid principal amount of the Revolver Loans on and as of the close of business on May 20, 1999, totaled $73,158,320.30.

           4. Representations and Warranties. Each Borrower represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of such Borrower and this Amendment has been duly executed and delivered by such Borrowers; and all of the representations and warranties made by Borrowers in the Loan Agreement are true and correct on and as of the date hereof, except to the extent any representation or warranty specifically relates to an earlier date.

           5. Conditions Precedent. The effectiveness of the amendment contained in Section 2 hereof are subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Agent and Lenders, unless satisfaction thereof is specifically waived in writing by Agent and
Lenders:

                  (a) Agent and Lenders shall have received evidence satisfactory to them that all Debt outstanding to SouthTrust under the SouthTrust Loan Documents has been, or simultaneously with the execution of this Amendment will be, paid in full in immediately available funds and that the SouthTrust Loan Documents (including the SouthTrust Mortgage) have been, or simultaneously with the execution of this Amendment will be, terminated; and

                  (b) Agent and Lenders shall have received a Mortgagee Waiver from NationsBank, in form and substance satisfactory to them with respect to Tropical's real property located at 4924 West Waters Avenue and 4902 West Waters Avenue, Tampa, Hillsborough County, Florida.

           6. Expenses of Agent. Borrowers jointly and severally agree to pay, on demand, all reasonable costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of Agent's legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

           7. Effectiveness; Governing Law. This Amendment shall be effective upon acceptance by Agent and Lenders in Atlanta, Georgia (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia.

           8. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

           9. No Novation, etc.. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

           10. Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

           11. Further Assurances. Each Borrower agrees to take such further actions as Agent and Lenders shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

           12. Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

           13. Release of Claims. To induce Agent and Lenders to enter into this Amendment, each Borrower hereby release, acquits and forever discharges Agent and Lenders, and all officers, directors, agents, employees, successors and assigns of Agent and Lenders, from any and all liabilities, claims, demands, actions or causes or actions of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Borrower now has or ever had against Agent and Lenders arising under or in connection with any of the Loan Documents or otherwise.

           14. Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

                                    BORROWERS:

ATTEST:                             TROPICAL SPORTSWEAR INT'L CORPORATION


/s/ Regina Ifland
Assistant Secretary                 By:         /s/ N. Larry McPherson
[CORPORATE SEAL]
                                    Title:   Executive Vice President Finance
                                             & Administration


ATTEST:                             TROPICAL SPORTSWEAR COMPANY, INC.


/s/ Regina Ifland                   By:        /s/ N. Larry McPherson
Assistant Secretary
[CORPORATE SEAL]                    Title:    Executive Vice President Finance
                                              & Administration


ATTEST:                             SAVANE INTERNATIONAL CORP.
                                    (f/k/a Farah Incorporated)


/s/ Regina Ifland                   By:        /s/ N. Larry McPherson
Assistant Secretary
[CORPORATE SEAL]                    Title:    Executive Vice President Finance
                                              & Administration


ATTEST:                             APPAREL NETWORK CORPORATION


/s/ Regina Ifland
Assistant Secretary                 By:        /s/ N. Larry McPherson
[CORPORATE SEAL]                    Title:     Executive Vice President Finance
                                               & Administration


                                    LENDERS:

                                    FLEET CAPITAL CORPORATION


                                    By:       /s/ Elizabeth L. Waller

                                    Title:   Senior Vice President


                                    NATIONSBANC COMMERCIAL CORPORATION


                                    By:      /s/ Andrea Jackson

                                    Title:   Vice President


                                    FIRST UNION NATIONAL BANK

                                    By:      /s/ John T. Trainor

                                    Title:   Vice President



                                    DEUTSCHE FINANCIAL SERVICES CORPORATION

                                    By:      /s/ Pamela D. Patrick

                                    Title:   Vice President


                                    AGENT:

                                    FLEET CAPITAL CORPORATION,
                                    as Agent


                                    By:       /s/ Elizabeth L. Waller

                                    Title:    Senior Vice President